EXHIBIT 23(g)

          [LETTERHEAD OF RYDER SCOTT COMPANY PETROLEUM ENGINEERS]

                      CONSENT OF RYDER SCOTT COMPANY
                            PETROLEUM ENGINEERS


We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of our report to the Board of Directors of Monterey Resources, Inc., dated as of December 31, 1996.
We also consent to the references to us under the captions "Business of Monterey--General", "Business of Monterey--Reserves" and "Business of Monterey--Significant Producing Properties" in such Proxy Statement/Prospectus.


                                            /s/ Ryder Scott Company
                                                Petroleum Engineers
                                            RYDER SCOTT COMPANY
                                            PETROLEUM ENGINEERS

Houston, Texas
September 29, 1997